FIRST AMENDMENT TO THE
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, to the Amended and Restated Fund Administration Servicing Agreement (this “Amendment”), dated February 22, 2019, is made and entered into by and between BROWN ADVISORY FUNDS, a Delaware business trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Administration Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend the funds list and the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A, the funds list, is hereby superseded and replaced in its entirety with First Amended Exhibit A attached hereto.

2.	Exhibit C, the fee schedule, is hereby superseded and replaced in its entirety with First Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Paul Chew	By: /s/ Anita M. Zagrodnik

Name: Paul Chew	Name: Anita M. Zagrodnik

Title: President	Title: Senior VP 3/4/19

First Amended Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory – WMC Japan Alpha Opportunities Fund
Brown Advisory Total Return
Brown Advisory Strategic Bond Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund

 First Amended Exhibit C to the
Fund Administration Servicing Agreement - Fee Schedule at February 1, 2019

Fees on Complex Assets, includes PFO, Secretary Responsibilities1

Fund Administration, Fund Accounting, Transfer Agent Services
Annual Fees for the Brown Advisory Funds Complex

[  ] basis points on the first $[  ] in assets
[  ] basis points on the next $[  ]in assets
[  ] basis points on the next $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on all assets over $[  ]

Subject to annual minimums of $[  ] (add $[  ] for additional sub-advisors beyond the first advisor or sub-advisor) per fund for all funds with [  ] share classes and $[  ] (add $[  ]for additional sub-advisors beyond the first advisor or sub-advisor) per fund for all funds with less than [  ] share classes.  Add $[  ] for additional classes after 3 classes and Controlled Foreign Corporation (CFC).  The total minimum fee amount is applied in aggregate to the entire fund complex.
Chief Compliance Officer Support Fee (Fund Complex)

$[  ]/year Transfer Agent
$[  ]/year Fund Accounting
$[  ]/year Fund Administration

Fund Administration

Services Included in Annual Fee per Fund
◾	Advisor Information Source – On-line access to portfolio management and compliance information.
◾	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
◾	Annual Legal Update
◾	See Agreement for more details
◾	Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, Prepare tax footnotes in conjunction with fiscal year-end audit. Prepare Form
1120- RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC
Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain
Dividend Estimates (Limited to two)

Services Not Included in Annual Fee per Fund

SEC Modernization Requirements
◾	Preparation, review, and filing of Form N-PORT - $[ ] per year, per Fund (charge $[ ]/month/Fund)
◾	Preparation, review, and filing of Form N-CEN - $[ ]per year, per Fund

Optional Tax Services
◾	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $[ ] per year
◾	Additional Capital Gain Dividend Estimates – (First [ ] included in core services)-$[ ] per additional estimate
◾	State Tax Returns – (First two included in core services) - $[ ] per additional return

Third Party Administrative Data Charges (descriptive data for each security)
◾	$[ ] per security per month for fund administrative data

Tax Free Transfer In-Kind Cost Basis Tracking - $[  ] per sub-account per year

Additional Legal Administration Services
◾	Subsequent new fund launch – $[ ] per project
◾	Subsequent new share class launch – $[ ] per project
◾	Multi-managed funds – as negotiated based upon specific requirements
◾	Proxy – as negotiated based upon specific requirements

Daily Compliance Services
◾	Base fee – $[ ] per fund per year
◾	Setup – $[ ] per fund group

Section 18 Compliance Testing
◾	$[ ] set up fee per fund complex
◾	$[ ] per fund per month

Section 15(c) Reporting
◾	$[ ] per fund per standard reporting package*
◾	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on [ ] report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
◾	Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting
◾	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

BookMark Electronic Board Book Portal
◾	USBFS will establish a central, secure portal for Board materials using a unique client board URL.
◾	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
◾	Features password-protected, encrypted servers with automatic failover.
◾	Training and ongoing system support.
◾	Accessible from your smart phone or iPad.
◾	Allows multiple users to access materials concurrently.
◾	Searchable archive.
◾	Ability to make personal comments.

Annual Fee per Trust
◾	[ ] – [ ] users - $[ ]
◾	[ ] – [ ] users - $[ ]
◾	[ ] – [ ] users - $[ ]
◾	[ ] – [ ] users - $[ ]

Miscellaneous Expenses
All other miscellaneous fees and expenses, Including but not limited to the following, will be separately billed as incurred:  postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary), provided that USBFS shall inform the Trust as far in advance as reasonably practicable regarding any actual or proposed material changes to such fees and expenses.

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule:  USBFS legal administration (e.g. subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g. , compliance with new liquidity risk management and reporting requirements), provided that USBFS shall inform the Trust as far in advance as reasonably practicable regarding any such planned or actual additional fees.

1 This Exhibit C includes is a combined fee schedule that will cover all services provided by Fund Services to the Trust pursuant to the Fund Administration Agreement, the Fund Accounting Agreement, and the TA Agreement. In addition, Exhibit B includes additional Fund Accounting services, which will only be billed if the services are provided by USBFS to the Trust (or one or more Funds). For the avoidance of doubt, where services and fees appear in more than one agreement, they are reproduced only for convenience and will only be charged once to the extent the Funds utilize the associated services. For example, the Fund Administration, Fund Accounting, Transfer Agent Services fee schedule covers all three services, and the associated fees will be paid only once across the entire Fund complex, not three times.